Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form F-4 of Sanofi-Synthelabo, dated March 29, 2004 and in the prospectus included therein of our report dated March 22, 2004, with respect to the consolidated financial statements of Sanofi-Synthelabo included in Exhibit 99.1 to its Current Report on Form 6-K, furnished to the SEC on March 23, 2004, and of our report dated February 18, 2003, except for Note F on the US GAAP as to which the date is June 23, 2003, with respect to the consolidated financial statements of Sanofi-Synthelabo included in its Annual Report under Form 20-F for the year ended December 31, 2002. We also consent to the references to our firm under the captions “Summary Selected Historical Consolidated Financial Data of Sanofi-Synthelabo” and “Experts”.

ERNST & YOUNG Audit

Represented by Valérie Quint and Jean-Claude Lomberget

/s/VALÉRIE QUINT	/s/ JEAN-CLAUDE LOMBERGET
Valérie Quint	Jean-Claude Lomberget

Paris, France

March 29, 2004